UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 26, 2011

SunCoke Energy, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35243	90-0640593
(State of Incorporation)	Commission File Number	(IRS employer identification no.)

1011 Warrenville Road, 6th Floor Lisle, IL		60532
(Address of principal executive offices)		(Zip code)

(630) 824-1000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

7 5/8% Senior Notes due 2019

On July 26, 2011, SunCoke Energy, Inc. (the “Company”) issued $400 million aggregate principal amount of 7 5/8% Senior Notes due 2019 (the “Notes”). The Notes were issued pursuant to an indenture dated as of July 26, 2011 (the “Indenture”) among the Company, the Notes Guarantors (as defined below) and The Bank of New York Mellon Trust Company, N.A., as trustee. The Notes were offered in the United States to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States to non-U.S. persons in reliance on Regulation S under the Securities Act.

The proceeds from the issuance of the Notes were used to repay certain intercompany indebtedness to the Company’s majority owner, Sunoco, Inc., to pay related fees and expenses and for general corporate purposes.

Interest on the Notes accrues at the rate of 7.625% per annum and is payable semi-annually in cash in arrears on August 1 and February 1 of each year, commencing on February 1, 2012.

The Notes are the Company’s senior unsecured obligations, and are guaranteed on a senior unsecured basis by each of the Company’s existing and future subsidiaries that guarantees the Company’s credit facilities (collectively, the “Notes Guarantors”).

The Company may redeem some or all of the Notes prior to August 1, 2014 by paying a “make-whole” premium. The Company also may redeem some or all of the Notes on or after August 1, 2014 at specified redemption prices. In addition, prior to August 1, 2014, the Company may redeem up to 35% of the Notes using the proceeds of certain equity offerings.

The Company is obligated to offer to purchase the Notes at a price of (a) 101% of their principal amount, together with accrued and unpaid interest, if any, to the date of purchase, upon the occurrence of certain change of control events and (b) 100% of their principal amount, together with accrued and unpaid interest, if any, to the date of purchase, with the proceeds from certain asset dispositions. These restrictions and prohibitions are subject to certain qualifications and exceptions set forth in the Indenture, including without limitation, reinvestment rights with respect to the proceeds of asset dispositions.

The Indenture contains covenants that, among other things, limit the Company’s ability and the ability of certain of the Company’s subsidiaries to (i) incur indebtedness, (ii) pay dividends or make other distributions, (iii) prepay, redeem or repurchase certain debt, (iv) make loans and investments, (v) sell assets, (vi) incur liens, (vii) enter into transactions with affiliates and (viii) consolidate or merge. These covenants are subject to a number of exceptions and qualifications set forth in the Indenture.

The foregoing descriptions of the Indenture and the Notes are qualified in their entirety by reference to the actual terms of the respective documents. Copies of the Indenture and the form of the Notes are attached as Exhibits 4.1 and 4.2 hereto, respectively, and each is incorporated by reference herein.

Registration Rights Agreement

In connection with the issuance of the Notes, the Company and the Notes Guarantors entered into a Registration Rights Agreement dated July 26, 2011 with J.P. Morgan Securities LLC, acting as the representative of the initial purchasers of the Notes (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, the Company has agreed to use commercially reasonable efforts to (i) file a registration statement to exchange the Notes for new notes registered under the Securities Act having substantially the same terms as the Notes and evidencing the same indebtedness as the Notes and (ii) cause the registration statement to be declared effective under the Securities Act. The Company also has agreed to file and keep effective a shelf registration statement to cover resales of the Notes under certain circumstances. The Company and the Notes Guarantors have agreed to use commercially reasonable efforts to cause the exchange to be completed within 360 days after the issuance of the Notes. If the Company fails to satisfy its registration obligations under the Registration Rights Agreement, it will be required to pay additional interest to the holders of the Notes under certain circumstances.

The foregoing description of the Registration Rights Agreement is qualified in its entirety by reference to the actual terms of the agreement. A copy of the Registration Rights Agreement is attached as Exhibit 4.3 hereto and is incorporated by reference herein.

Credit Facility

The Company entered into a Credit Agreement dated as of July 26, 2011 with JPMorgan Chase Bank, N.A., as administrative agent, and the other parties thereto (the “Credit Agreement”). The Credit Agreement provides for a seven-year term loan in a principal amount of $300 million (the “Term Loan”), repayable in equal quarterly installments at a rate of 1.00% of the original principal amount per year, with the balance payable on the final maturity date. The proceeds of the Term Loan were used to repay certain intercompany indebtedness to the Company’s majority owner, Sunoco, Inc., to pay related fees and expenses and for general corporate purposes.

The Credit Agreement also provides for a five-year $150 million revolving facility (the “Revolving Facility”). The proceeds of any loans made under the Revolving Facility can be used to finance capital expenditures, acquisitions, working capital needs and for other general corporate purposes. Additionally, the Credit Agreement provides for up to $75 in uncommitted incremental facilities (the “Incremental Facilities”) that are available subject to the satisfaction of certain conditions.

Borrowings under the Credit Agreement bear interest, at the Company’s option, at either (i) base rate plus an applicable margin or (ii) LIBOR plus an applicable margin. The applicable margin on Term Loan is (i) in the case of base rate loans, 2.00% per annum and (ii) in the case of LIBOR loans 3.00% per annum. The applicable margin on loans made under the Revolving Facility is determined by reference to a consolidated leverage ratio based pricing grid.

The Credit Agreement contains certain covenants, restrictions and events of default including, but not limited to, maintaining a maximum consolidated leverage ratio and a minimum consolidated interest coverage ratio and limitations on the ability of the Company and certain of the Company’s subsidiaries to (i) incur indebtedness, (ii) pay dividends or make other distributions, (iii) prepay, redeem or repurchase certain debt, (iv) make loans and investments, (v) sell assets, (vi) incur liens, (vii) enter into transactions with affiliates and (viii) consolidate or merge. In addition, under certain circumstances, the Term Loan is subject to mandatory principal prepayments.

The obligations under the Credit Agreement are guaranteed by certain of the Company’s subsidiaries and secured by liens on substantially all of the Company’s and the guarantors’ assets pursuant to a Guarantee and Collateral Agreement, dated as of July 26, 2011, among the Company, the subsidiaries of the Company party thereto and JPMorgan Chase Bank, N.A, as administrative agent, a form of which is attached as Exhibit A to the Credit Agreement, and certain other security agreements.

The foregoing description of the Credit Agreement is qualified in its entirety by reference to the actual terms of the agreement. A copy of the Credit Agreement is attached as Exhibit 10.1 and is incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 under the headings “7 5/8% Senior Notes due 2019” and “Credit Facility” is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Indenture, dated as of July 26, 2011, among SunCoke Energy, Inc., the guarantors party thereto and

The Bank of New York Mellon Trust Company, N.A., as trustee.

4.2	Form of 7 5/8% Senior Notes due 2019 (included as Exhibit A to the Indenture filed as Exhibit 4.1).

4.3	Registration Rights Agreement, dated July 26, 2011, among SunCoke Energy, Inc., the guarantors party thereto and J.P. Morgan Securities LLC, acting as the representative of the initial purchasers.

10.1	Credit Agreement, dated as of July 26, 2011, by and among SunCoke Energy, Inc., JPMorgan Chase Bank, N.A., as Administrative Agent, the lenders party thereto, Bank of America, N.A., as Revolving Facility Syndication Agent and Term Loan Documentation Agent, Credit Suisse Securities (USA) LLC, as Term Loan Syndication Agent, and The Royal Bank of Scotland PLC and KeyBank National Association, as Revolving Facility Co-Documentation Agents.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 1, 2011

SUNCOKE ENERGY, INC.

By:	/s/ Denise R. Cade
Name: Denise R. Cade
Title: Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

4.1	Indenture, dated as of July 26, 2011, among SunCoke Energy, Inc., the guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as trustee.

4.2	Form of 7 5/8% Senior Notes due 2019 (included as Exhibit A to the Indenture filed as Exhibit 4.1).

4.3	Registration Rights Agreement, dated July 26, 2011 among SunCoke Energy, Inc., the guarantors party thereto and J.P. Morgan Securities LLC, acting as the representative of the initial purchasers.

10.1	Credit Agreement, dated as of July 26, 2011, by and among SunCoke Energy, Inc., JPMorgan Chase Bank, N.A., as Administrative Agent, the lenders party thereto, Bank of America, N.A., as Revolving Facility Syndication Agent and Term Loan Documentation Agent, Credit Suisse Securities (USA) LLC, as Term Loan Syndication Agent, and The Royal Bank of Scotland PLC and KeyBank National Association, as Revolving Facility Co-Documentation Agents.